UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2009
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350 (Commission File No.)	52-2289365 (IRS Employer Identification No.)

9770 Patuxent Woods Drive
Columbia, Maryland 21046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 410-290-1616
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) In conjunction with the appointment of Todd P. Headley as the principal accounting officer of Sourcefire, Inc. (the “Company”), Nicholas G. Margarites, the Company’s Chief Accounting Officer and Vice President, Finance and Administration, ceased serving as the Company’s principal accounting officer on May 14, 2009. Mr. Margarites will continue to serve as the Company’s Vice President, Finance and Accounting, and Assistant Treasurer.
(c) On May 14, 2009, the Board of Directors of the Company appointed Todd P. Headley, the Company’s Chief Financial Officer and Treasurer, as the Company’s principal accounting officer. Biographical and other information regarding Mr. Headley is available in the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2009 and is incorporated herein by reference.

Item 8.01.	Other Events.
Annual Meeting of Stockholders
     At the 2009 Annual Meeting of Stockholders held on May 14, 2009, the Company’s stockholders approved each of two matters, as proposed in the proxy materials filed with the Securities and Exchange Commission on March 27, 2009, as follows:
     Election of Directors
     Michael Cristinziano and Steven R. Polk were elected as directors of the Company to serve until the 2012 Annual Meeting of Stockholders as follows:

	For	Withheld
Michael Cristinziano	18,115,313	2,771,661
Steven R. Polk	17,316,374	3,570,600
     Ratification of Selection of Independent Registered Public Accounting Firm
     The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 was approved as follows:

For	Against	Abstain
20,568,990	275,614	42,370

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009	Sourcefire, Inc.
	By:	/s/ Todd P. Headley
Todd P. Headley
Chief Financial Officer and Treasurer